Exhibit 32

I, Peter T. Kissinger, the Chairman of the Board, President and Chief Executive Officer of Bioanalytical Systems, Inc., certify that (i) Amendment No. 1 to Annual Report on Form 10-K/A for the year ended September 30, 2003, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bioanalytical Systems, Inc. as of the dates and for the periods set forth therein.

/s/ Peter T. Kissinger Peter T. Kissinger Chairman of the Board, President and Chief Executive Officer September 17, 2004

I, Michael R. Cox, the Chief Financial Officer and VP - Finance of Bioanalytical Systems, Inc., certify that (i) Amendment No. 1 to Annual Report on Form 10-K/A for the year ended September 30, 2003, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bioanalytical Systems, Inc. as of the dates and for the periods set forth therein.

/s/ Michael R. Cox Michael R. Cox Chief Financial Officer and VP - Finance September 17, 2004